EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

ALABAMA

1.	CompBenefits of Alabama, Inc.

ARKANSAS

1.	American Dental Providers of Arkansas, Inc. —Doing Business As:
a.	CompBenefits

CALIFORNIA

1.	Humana Health Plan of California, Inc.

DELAWARE

1.	American Tax Credit Corporate Georgia Fund III, L.L.C.(1)
2.	Availity, L.L.C.(2)
3.	CompBenefits Corporation
4.	CompBenefits Direct, Inc.
5.	DefenseWeb Technologies, Inc.
6.	Emphesys, Inc.—Doing Business As:
a.	Texas-Emphesys, Inc. (TX)
7.	Green Ribbon Health, L.L.C.(3)
8.	Health Value Management, Inc.—Doing Business As:
a.	ChoiceCare Network
B.	National Transplant Network
9.	HUM INT, LLC
10.	Humana Government Network Services, Inc.
11.	Humana Inc.—Doing Business As:
a.	H.A.C. Inc. (KY)
b.	Humana of Delaware, Inc. (CO)
12.	Humana Innovation Enterprises, Inc.—Doing Business As:
a.	Personal Nurse (KY)
13.	Humana Military Dental Services, Inc.
14.	Humana Military Healthcare Services, Inc.—Doing Business As:
a.	Humana Military Health Services, Inc. (IL)
15.	Humana Pharmacy, Inc.—Doing Business As:
a.	Humana Mail (IL, TX)
b.	The Pharmacy (TX)
c.	PrescribIT
d.	RightSource
e.	RightSource Mail (AZ, FL, IL, LA, NJ, PA, TX, UT, VT)
16.	Humana Veterans Healthcare Services, Inc.—Doing Business As:
a.	HVHS, Inc. (TX)
17.	Humana WellWorks LLC
18.	HumanaDental, Inc.
19.	KMG Capital Statutory Trust I
20.	Sensei, Inc.

ENGLAND & WALES

1.	Humana Europe, Ltd.

FLORIDA

1.	CAC-Florida Medical Centers, LLC—Doing Business As:
a.	Medical Specialty and Ancillary Care Centers
b.	Medi-Cab
c.	Physicians Group of Florida
2.	CarePlus Health Plans, Inc.—Doing Business As:
a.	Solicare Health Plans
3.	CompBenefits Company—Doing Business As:
a.	Vision Cares, Inc.
b.	Vision Care Plan
4.	CPHP Holdings, Inc.
5.	HUM-e-FL, Inc.
6.	Humana AdvantageCare Plan, Inc.—Doing Business As:
a.	HomeCare Docs
7.	Humana Health Insurance Company of Florida, Inc.
8.	Humana Medical Plan, Inc.—Doing Business As:
a.	Florida Comfort Choice
b.	Florida Senior’s Choice
c.	Humana Family
9.	HumanaCares, Inc.
10.	Humana/CompBenefits, Inc.—Doing Business As:
a.	Humana/CompBenefits
11.	Ultimate Optical, Inc. (Merged into HumanaCares, Inc. 12/31/09)

GEORGIA

1.	CompBenefits of Georgia, Inc.
2.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	CompBenefits Dental, Inc.
2.	Dental Care Plus Management, Corp. – Doing Business As:
a.	CompBenefits
3.	Humana Benefit Plan of Illinois, Inc.
4.	INFOCUS Technology, Inc.
5.	The Dental Concern, Ltd. —Doing Business As:
a.	TDC (MO)

KENTUCKY

1.	CHA HMO, Inc.—Doing Business As:
a.	CHA Health (IN) (KY)
2.	CHA Service Company
3.	HUM-Holdings International, Inc.
4.	Humana Active Outlook, Inc.
5.	Humana Health Plan, Inc. —Doing Business As:
a.	Humana Health Care Plans of Indiana (IN)
6.	Humana Insurance Company of Kentucky
7.	Humana MarketPOINT, Inc.—Doing Business As:
a.	Humana MarketPOINT Insurance Sales (CA)

8.	Humco, Inc.
9.	Preservation on Main, Inc.
10.	The Dental Concern, Inc.—Doing Business As:
a.	The Dental Concern/KY, Inc. (IN)
b.	The Dental Concern/KY, Inc. (MO)
11.	The Humana Foundation Inc.
12.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

LOUISIANA

1.	Humana Health Benefit Plan of Louisiana, Inc.—Doing Business As:
a.	Humana
b.	Humana of Louisiana
c.	Ochsner Health Plan
2.	Humana Health Plan Interests, Inc.

NEW YORK

1.	Humana Insurance Company of New York

NORTH CAROLINA

1.	American Dental Plan of North Carolina, Inc.

OHIO

1.	Humana Health Plan of Ohio, Inc.—Doing Business As:
a.	ChoiceCare/Humana (IL, IN)
b.	Humana/ChoiceCare (IL, IN, OH)

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc.
2.	Humana Health Plans of Puerto Rico, Inc.
3.	Humana Insurance of Puerto Rico, Inc.
4.	Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company—Doing Business As:
a.	Kanawha Adjusters (NY)

TENNESSEE

1.	Cariten Health Plan Inc.
2.	Cariten Insurance Company
3.	Kanawha Healthcare Solutions, Inc.—Doing Business As:
a.	Kanawha HealthCare Solutions Administrators (CA)
4.	PHP Companies, Inc.—Doing Business As:
a.	Cariten Healthcare
5.	Preferred Health Partnership, Inc.—Doing Business As:
a.	Cariten TPA Services
6.	Preferred Health Partnership of Tennessee, Inc.

TEXAS

1.	CompBenefits Insurance Company
2.	DentiCare, Inc.—Doing Business As:
a.	CompBenefits
3.	Corphealth Healthcare, Inc.
4.	Corphealth, Inc.—Doing Business As:
a.	LifeSynch
5.	Corphealth Provider Link, Inc.
6.	Emphesys Insurance Company
7.	Humana Health Plan of Texas, Inc.
8.	Texas Dental Plans, Inc.

UTAH

1.	Humana Medical Plan of Utah, Inc.

VERMONT

1.	Managed Care Indemnity, Inc.—Doing Business As:
a.	Witherspoon Parking Garage (KY)

VIRGINIA

1.	KMG America Corporation

WISCONSIN

1.	CareNetwork, Inc.—Doing Business As:
a.	CARENETWORK
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation—Doing Business As:
a.	WHOIC
b.	WHO
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan(4)

(1)	Ownership is 58.1736% by Humana Insurance Company, 1.6029% by The Savannah Bank, N.A., an unaffiliated entity and 40.2133% by GMAC Insurance Georgia, L.L.C., an unaffiliated entity. It is a Delaware L.L.C. investment fund organized for the purpose of investing in apartment complexes generating Georgia state low income housing tax credits.
(2)	Ownership is 22.5% by HUM-e-FL, Inc., 33.75% by Navigy, Inc., an unaffiliated entity, 33.75% by Health Care Service Corporation, an unaffiliated entity and 10% by Sellcore, Inc., an unaffiliated entity.
(3)	Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Pfizer Health Solutions, Inc., an unaffiliated entity.
(4)	Ownership is 50% by CareNetwork, Inc. and 50% by New Health Services, Inc., an unaffiliated entity.